Exhibit 99.1

TechTeam Global Announces Preliminary Financial Results for 2005

SOUTHFIELD, Mich., Jan. 30 /PRNewswire-FirstCall/ -- TechTeam Global, Inc., (Nasdaq: TEAM), a worldwide provider of information technology (“IT”) and business process outsourcing support services, today announced preliminary earnings estimates of between $.51 and $.53 per diluted common share for the twelve months ended December 31, 2005 and between $.06 and $.08 per diluted common share for the three months ended December 31, 2005.

The Company also announced preliminary revenue estimates of approximately $166.5 million for the twelve months ended December 31, 2005 and $40.8 million for the three months ended December 31, 2005.

The Company’s estimated sequential declines in revenue and earnings from the third quarter of 2005 to the fourth quarter of 2005 were principally due to (1) a reduction in revenue from the previously-disclosed loss of the maintenance services contract between the Company’s subsidiary, Sytel, Inc., and the United States Department of State, which resulted in a loss of approximately $1.4 million in revenue during the fourth quarter; (2) a decline in the Company’s gross margin (gross profit expressed as a percentage of revenue), due in part to start-up costs associated with the launch of several new customer contracts in North America which were not fully recovered during the fourth quarter; and (3) a significant increase in selling, general and administrative costs resulting from, among other things, costs relating to the search for a new chief executive officer, higher than normal legal expenses, and fees relating to the Company’s search for and placement of several senior managers within the organization.

TechTeam anticipates reporting its fourth quarter and full-year 2005 financial results on February 21, 2006. However, this date is subject to change. Consult the Company’s Web site for the most current information. The Company will provide further details regarding its formal results announcement approximately two weeks prior to the actual earnings reporting date.

TechTeam Global, Inc. is a worldwide provider of information technology and business process outsourcing support services to Fortune 1000 corporations, multinational companies, product providers, small and mid-sized companies, and government entities. TechTeam’s ability to integrate computer services into a flexible, total single-point-of-contact (SPOC) solution is a key element of its success. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unique expertise and experience in providing information technology support solutions, including diversified IT outsourcing services, government technology services, IT consulting and systems integration, technical staffing, and learning services. For information about TechTeam Global, Inc. and its outstanding services, call 1-800-522-4451 or visit www.techteam.com. TechTeam’s common stock is traded on the Nasdaq National Market under the symbol “TEAM.”

Headquartered in Southfield, Michigan, TechTeam also has locations in Dearborn, Michigan; Davenport, Iowa; Chantilly and Herndon, Virginia; Portsmouth, Rhode Island; Bethesda and Germantown, Maryland; Brussels and Gent, Belgium; Uxbridge, United Kingdom; Cologne, Germany; Gothenburg, Sweden; and Bucharest, Romania.

Safe Harbor Statement

The statements contained in this press release that are not purely historical, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the Company’s expected earnings and revenues for the fiscal year and three months ended December 31, 2005. Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, final adjustments relating to revenue, expenses, reserves, accruals, amortization of intangible assets, income taxes, contingent liabilities, and allocations of purchase price that may be made in connection with the completion of the Company’s fourth quarter and fiscal year-end close, managements review of the Company’s financial statements and the audit of the Company’s financial statements by an independent registered public accounting firm. All forward- looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review all aspects of the Company’s Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the risks described therein from time to time.

SOURCE  TechTeam Global, Inc.
          -0-                                        01/30/2006
          /CONTACT:  David W. Morgan, Vice President, Chief Financial Officer and Treasurer, +1-248-357-2866, or dmorgan@techteam.com, or Norma F. Robbins, Investor Relations Manager, +1-248-357-2866, or nrobbins@techteam.com, both of TechTeam Global, Inc. /
          /Web site:  http://www.techteam.com/
          (TEAM)